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                                                                   Exhibit 10.28
                                                                   -------------


                                   AMENDMENT

                                      to

                    THE AMETEK SAVINGS AND INVESTMENT PLAN
                    --------------------------------------

                                Amendment No. 3
                                ---------------


     WHEREAS, there was adopted and made effective as of October 1, 1984, The AMETEK Savings and Investment Plan (the "Plan"); and

     WHEREAS, the Plan was amended and restated in its entirety, effective October 1, 1992; and

     WHEREAS, Section 10.1 of the Plan provides that AMETEK, Inc. ("AMETEK") may amend the Plan at any time, and from time to time; and

     WHEREAS, AMETEK now desires to amend the Plan in certain respects;

     NOW, THEREFORE, the Plan is hereby amended as follows:

     FIRST:  Clause (iii) of Section 2.3 of the Plan is hereby amended by adding
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the following to the end of the clause:

     "provided, however, that effective October 1, 1994, this provision shall not apply to employees at Simi Valley in Leadperson, Material Coordinator, Set-up Person, QC Inspector, Maintenance and Shipping/Receiving Clerk job classifications."

          SECOND:   Section 10.1 of the Plan is hereby amended to read, in its
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entirety, as follows:

          "10.1.  Amendment or Termination.  The Board of Directors, at a
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     regular meeting or by unanimous written consent, may amend, terminate or suspend this Plan at any time or from time to time by an instrument in writing duly executed in the name of the Company and delivered to the Committee; provided, however, that
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               (a) No amendment shall provide for the use of the assets of this
          Plan or any part thereof other than for the exclusive benefit of Participants, Former Participants, Alternate Payee and Beneficiaries;

               (b) No amendment shall deprive any Participant, Former Participant, Alternate Payee or Beneficiary of any of the benefits which are vested in him or to which he is entitled under this Plan by reason of the prior Years of Service, death, Disability or termination of employment of such Participant or Former Participant; and

               (c) Without limiting the generality of the foregoing and notwithstanding anything to the contrary in this Plan contained, this Plan may be amended at any time and from time to time in any respect so as to qualify this Plan as exempt pursuant to Sections 401 and 501(a) of the Code and like provisions of subsequent Revenue Acts, and to comply with the provisions of ERISA, regardless of whether any such amendment may change, alter or amend the relative benefits under this Plan of any Participant, Former Participant, Alternate Payee or Beneficiary."


          THIRD:    Appendix VII of the Plan is hereby amended to read, in its
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entirety, as follows:

                                 "APPENDIX VII
                                 ------------

                    SPECIAL PROVISIONS RELATING TO CERTAIN
          EMPLOYEES OF THE TECHNICAL MOTORS DIVISION OF AMETEK, INC.
          ----------------------------------------------------------

          1. The provisions of this Appendix VII shall apply only to each salaried employee and each hourly employee who is classified as a Leadperson, Material Coordinator, Set-up Person, QC Inspector, Maintenance or Shipping/Receiving Clerk, of the Technical Motor Division of AMETEK, Inc. ("Technical Motors") at its Simi Valley location, who (i) was an employee of Cambridge-Lee Industries, Inc. (the "Predecessor Employer") immediately prior to the acquisition by AMETEK from the Predecessor Employer of the assets and business of the Predecessor Employer which comprised its Tencal operations, and (ii) directly transferred employment to Technical Motors in connection with the acquisition. Such persons shall hereinafter be referred to as "Covered Employees" for purposes of this Appendix VII.
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          2.  Each salaried Covered Employee who has attained age 21 shall be eligible to participate in the Plan, effective July 1, 1992, in accordance with, and subject to, all of the terms, conditions and provisions of the Plan. Each hourly Covered Employee who has attained age 21 shall be eligible to participate in the Plan on October 1, 1994, in accordance with, and subject to, all terms, conditions and provisions of the Plan.

          3. Any Covered Employee not referred to in Section 2 of this Appendix VII shall be eligible to participate in the Plan on the January 1st coincident with or next following the date such Covered Employee first satisfies the eligibility requirements set forth in Article III of the Plan.

          4. For purposes of determining any Covered Employee's nonforfeitable right to his Employer Contribution Account pursuant to Section 6.1 of the Plan, the Years of Service of such Covered Employee shall be deemed to have commenced on the first day of the most recent period of continuous service with Predecessor Employer.

          5. Defined terms used in this Appendix VII shall have the same meaning as the identical defined terms as used in The AMETEK, Inc. Savings and Investment Plan."


          THIRD:  The provisions of this Amendment No. 1 shall be effective as
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of August 1, 1994.

          IN WITNESS WHEREOF, AMETEK has caused these presents to be executed, in its corporate name, by its duly authorized officer, and its corporate seal to be affixed on this 27th day of July, 1994.

                                 AMETEK, Inc.

                                 By: /s/ Robert W. Yannarell
                                    ---------------------------

Attest:


  /s/ Dorothy M. Misetic
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(Seal)